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                                                                     Exhibit 5.1



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                            TITAN EXPLORATION, INC.

                                  EXHIBIT 5.1
                                      to
                                   Form S-3
                            Registration Statement
                                     Under
                          The Securities Act of 1933

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                                                                     EXHIBIT 5.1

(214) 969-1700

                               February 12, 1999

Titan Exploration
500 West Texas, Suite 500
Midland, Texas 79701

Re:    Titan Exploration, Inc.; Form S-3 Registration Statement

Gentlemen:

     We have acted as counsel for Titan Exploration, Inc. (the "Company"), in connection with the preparation of its Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), covering the proposed sale of up to 9,768,184 shares (the "Shares") of Common Stock, par value $.01 per share, of the Company by the selling stockholders named therein (the "selling stockholders"). Pursuant to Rule 429 of the Securities Act, the prospectus included in the Registration Statement (the "Prospectus") will also be used in connection with registration statement No. 333-62113 filed on August 24, 1998, by the Company on Form S-3, pursuant to which the Company registered 1,749,445 shares of common stock. The Shares are proposed to be sold by the selling stockholders in the manner set forth in the prospectus constituting Part I of the Registration Statement under the caption "Plan of Distribution."

     In connection with the foregoing, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of such corporate records of the Company, certificates of public officials and other instruments and documents as we have deemed necessary to require as a basis for the opinion hereinafter expressed. As to questions of fact material to such opinion, we have, where relevant facts are not independently established, relied upon statements of officers of the Company.

     On the basis of the foregoing and in reliance thereon, we advise you that in our opinion the Shares to be sold by the selling stockholders pursuant to the Registration Statement have been duly and validly authorized by the Company and, when sold by the selling stockholders as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 of the Registration Statement and to the reference to us in the prospectus under the caption "Legal Matters." In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

                              Respectfully submitted,

                              THOMPSON & KNIGHT, P.C.
                                A Professional Corporation



                              By: /s/ Joe Dannenmaier
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                                  Joe Dannenmaier, Attorney